Exhibit 10.3

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Security Agreement”), dated July 31, 2005, by and among Commerce Clothing Company LLC, a California limited liability company (“Secured Party”), and Cygne Designs, Inc., a Delaware corporation (the “Buyer”).

RECITALS:

WHEREAS, pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated July 31, 2005, by and among Secured Party, Hubert Guez, 215 GZ Partners, Guez Living Trust dated December 6, 1996, Griffin James Aron Guez Irrevocable Trust dated January 1, 1996, Stephan Avner Felix Guez Irrevocable Trust dated January 1, 1996, and the Buyer, the Buyer has agreed to acquire certain Assets (as defined in the Asset Purchase Agreement) from Secured Party;

WHEREAS, a portion of the aggregate purchase price to be paid for the Assets consists of that certain Subordinated Secured Promissory Note of even date herewith, in the original principal amount of $47,500,000, executed by the Buyer in favor of Secured Party (the “Note”); and

WHEREAS, the parties hereto wish to provide for the grant to Secured Party of a security interest in certain of the Buyer’s assets, pursuant to Section 5 of the Note, to secure the Buyer’s obligations thereunder.

NOW, THEREFORE, in consideration of the mutual covenants of the parties set forth in this Security Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Terms defined in the Note and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following meanings:

“Closing” shall have the meaning set forth in the Asset Purchase Agreement.

“Collateral” shall mean all the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(a)	All Trademarks; and

(b)	All Proceeds of the Collateral described in the foregoing clause (i);

provided that the following property is excluded from the Security Interest: (i) any general intangibles or other rights arising under any contract, instrument, license, or other document if (but only to the extent that) the grant of a Security Interest therein would constitute a material violation of a valid and enforceable restriction in favor of a third party, unless and until all required consents shall have been obtained. The Buyer shall use all reasonable efforts to obtain any such required consent that is reasonably obtainable.

“Collateral Documents” means this Agreement, the Trademark Security Agreement, and all other supplemental or additional security agreements, control agreements, mortgages, deeds of trust, deeds to secure the Secured Obligations or similar instruments delivered pursuant hereto or thereto.

“Effective Time” has the meaning set forth in Section 3.

“Intellectual Property” means (i) Trademarks, and (ii) Trademark Licenses, and all rights in or under any of the foregoing.

“Intellectual Property Filing” means with respect to any Trademark or Trademark License, the filing of the applicable Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, sufficient to record the Security Interest granted to the Secured Party in such Intellectual Property.

“Intellectual Property Security Agreement” means a Trademark Security Agreement.

“Note” has the meaning set forth in the Introduction hereto, together with any replacement or substitution therefor.

“Event of Default” has the meaning specified in Section 7.

“Permitted Security Interests” has the meaning set forth in Section 4.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of the Buyer (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Proceeds” means all proceeds of, and all other profits, products, rents, or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing, or other disposition of, or other realization upon, any Collateral, including without limitation all claims of the Buyer against third parties for loss of, damage to, or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

“Secured Obligations” means, the principal of the Note, outstanding from time to time, all interest (including Post-Petition Interest) on such principal amount, and all other amounts (including fees and disbursements of counsel) now or hereafter payable by the Buyer pursuant to the Note, this Agreement, or any other Collateral Document.

“Security Interest” means a security interest, pledge, assignment, charge, mortgage, encumbrance, or other lien (i) granted by the Buyer to the Secured Party; or (ii) granted under any other agreement or instrument with respect to any present or future assets, property, contract rights, or revenues in order to secure the payment of indebtedness of the party referred to in the context in which the term is used.

“Senior Lender Security Interest” means a security interest, pledge, assignment, charge, mortgage, encumbrance, or other lien granted by the Buyer to any Senior Lender.

“Subordination Agreement” means that certain Subordination Agreement, dated as of August 1, 2005, between Commerce and Cygne, made in favor of the Senior Lender, as such agreement may be amended from time to time.

“Trademark License” means any agreement now or hereafter in existence granting to the Buyer, or pursuant to which the Buyer grants to any other Person, any right to use any Trademark, including, without limitation, any agreement identified in Schedule 1 to any Trademark Security Agreement.

“Trademarks” means: (i) all trademarks and trade names listed in Section 3.9 of the Commerce Disclosure Schedule to the Asset Purchase Agreement, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including, without limitation, registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, including, without limitation, those described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (vi) all income, royalties, damages, and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

“Trademark Security Agreement” means a Trademark Security Agreement, substantially in the form of Exhibit A hereto, executed and delivered by the Buyer in favor of the Secured Party, as amended from time to time.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than California, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection, or non-perfection or priority.

2. The Security Interests. At the Effective Time, in order to secure the full and punctual payment of the Secured Obligations, the Buyer grants and pledges to the Secured Party a continuing Security Interest in all the Collateral, subject, and subordinated to, in all cases, any outstanding Senior Lender Security Interest pursuant to the Subordination Agreement. The Security Interests are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Buyer with respect to any of the Collateral or any transaction in connection therewith. Notwithstanding anything herein to the contrary, the security interest granted to Secured Party herein shall at all times during which the Factoring Agreement is in effect or during which the Buyer has any outstanding obligations to Milberg, whether pursuant to the Factoring Agreement or otherwise, the Security Interest granted herein shall be subordinate, junior and inferior and postponed in priority, operation and effect to the security interests granted to Milberg pursuant to the Factoring Agreement and related security agreements, all to the extent set forth in the Subordination Agreement.

3. Effectiveness. This Agreement shall become effective only after the time (“Effective Time”) that all the following conditions shall have been satisfied:

(i) the Closing under the Asset Purchase Agreement shall have occurred;

(ii) the Secured Party shall have received from the Buyer a counterpart hereof signed by the Buyer or facsimile or other written confirmation satisfactory to the Secured Party that the Buyer has signed a counterpart hereof;

(iii) the Secured Party shall have received from the Buyer the original executed Note; and

(iv) the Secured Party shall have received all other documents it may reasonably request relating to any matters relevant hereto, all in form and substance reasonably satisfactory to the Secured Party.

4. General Representations and Warranties. The Buyer represents and warrants that:

(i) The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(ii) The exact corporation name and Identification Number of the Buyer as appears in its certificate of incorporation is as follows:

Corporate Name	Identification Number
Cygne Designs, Inc.	2046198

(iii) The Buyer has not changed its name since its organization.

(iv) The Buyer has not changed its corporate structure in any way within the past five years.

(v) The chief executive office of the Buyer is located at the following address:

County	Mailing Address	State
New York	11 West 42nd Street New York, NY 10036	New York

(vi) The Buyer has good and marketable title to all its Collateral, free and clear of any Security Interest other than any Security Interest permitted by the Secured Party, including without limitation, the Senior Lender Security Interest (“Permitted Security Interests”).

(vii) The Buyer has not performed any acts that could reasonably be expected to prevent the Secured Party from enforcing any of the provisions of the Collateral Documents or that would limit the Secured Party in any such enforcement. No financing statement, security agreement, mortgage, or similar or equivalent document or instrument covering all or any part of the Collateral owned by the Buyer is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Security Interest on such Collateral, except financing statements, mortgages, or other similar or equivalent documents with respect to Permitted Security Interests. After the Effective Time, no Collateral owned by the Buyer will be in the possession or under the control of any Person asserting any claim thereto or Security Interest therein, other than a Permitted Security Interest of a warehouseman, bailee, or agent.

(viii) The Security Interests in all Collateral owned by the Buyer (i) have been validly created, (ii) will attach to each item of such Collateral at the Effective Time (or, if the Buyer first obtains rights thereto on a later date, on such later date), and (iii) when so attached will secure all of the Secured Obligations.

(ix) When UCC financing statements describing the Collateral have been filed in the Delaware Secretary of State’s Office the Security Interest will constitute a perfected security interests in the Collateral owned by the Buyer to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Security Interests and rights of others therein except Permitted Security Interests. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to all or a portion of the Intellectual Property (including any future filings required pursuant to Section 5(a)), the Security Interests will constitute perfected security interests in all right, title, and interest of the Buyer in such Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Security Interests and rights of others therein except Permitted Security Interests.

5. Further Assurances; General Covenants. The Buyer covenants as follows:

(i) Subject to the other provisions of this Agreement, the Buyer will, from time to time, at its expense, execute, deliver, file, and record any statement, assignment, instrument, document, agreement, or other paper and take any other action (including, without limitation, any Intellectual Property Filing and any filing of financing or continuation statements under the UCC) that from time to time may be (i) necessary, or that the Secured Party may reasonably request, in order to create, preserve, perfect, confirm, or validate the Security Interests in the Collateral; and (ii) necessary, and that the Secured Party may reasonably request, in order to: (A) enable the Secured Party to obtain the full benefits of the Collateral Documents; or (B) enable the Secured Party to exercise and enforce any of its rights, powers, and remedies with respect to any of the Collateral.

The Buyer hereby constitutes the Secured Party its attorney-in-fact to execute and file all Intellectual Property Filings and any recording or filing of any financing or continuation statements or other filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all of the Buyer’s Collateral is released pursuant to Section 12. With respect to any action it is permitted to take pursuant to the power of attorney contained in this paragraph, the Secured Party will notify the Buyer thereof (i) unless an Event of Default shall have occurred and be continuing, prior to taking such action and (ii) if an Event of Default shall have occurred and be continuing, promptly after taking such action. The Buyer will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

(ii) The Buyer will not (i) change its name or corporate structure, or (ii) change its location (determined as provided in UCC Section 9-307) unless it shall have given the Secured Party at least 10 days’ prior written notice thereof.

(iii) Other than as provided in Section 6, the Buyer will not sell, lease, exchange, assign, or otherwise dispose of, or grant any option with respect to, any of its Collateral.

(iv) The Buyer will, promptly upon request, provide to the Secured Party all information and evidence concerning the Collateral that the Secured Party may reasonably request from time to time to enable it to enforce the provisions of the Collateral Documents.

6. Ordinary Course Transactions. Unless an Event of Default shall have occurred and be continuing and the Secured Party shall have notified the Buyer that its right to do so is terminated, suspended, or otherwise limited in accordance with the terms hereof, the grant of Security Interests in the Collateral, including without limitation, the Intellectual Property, pursuant hereto and the Collateral Documents shall not preclude the Buyer from entering into any Trademark License or, subject to Section 5, from managing or maintaining, including selling, exchanging, assigning, or otherwise disposing of, the Collateral, including without limitation, the Intellectual Property, in a manner that is in the ordinary course of the Buyer’s business and consistent with the Buyer’s historical practices; provided however that (i) Buyer shall not be entitled to dispose of any or all of the Collateral unless Secured Party has consented (which consent may be unreasonably withheld) and Buyer has granted Secured Party a security interest of equal or greater priority in Collateral of equal or greater value than the Collateral disposed of by Buyer, and (ii) Buyer shall not be entitled to license exclusively any or all of the Collateral unless Secured Party has consented (which consent shall not be unreasonably withheld).

7. Events of Default. The occurrence of any of the following events or conditions shall constitute an event of default (each an “Event of Default”) under this Agreement:

(i) The occurrence and continuation of an Event of Default under the Note;

(ii) The Buyer fails to make, when due, any transfer, delivery, pledge, assignment or grant of Collateral required to be made by it under the Collateral Documents and that failure continues unremedied for five business days after notice of that failure is given to the Buyer;

(iii) The failure or refusal by the Buyer to perform, or the breach or violation of; any of the terms, obligations, covenants, or warranties of this Agreement or any Collateral Document and that failure or refusal continues unremedied for five business days after notice of such failure or refusal is given to the Buyer; or

(iv) at any time after the date hereof, any Collateral Document, or any other document delivered pursuant hereto or thereto will cease to be in full force and effect or will be declared null or void, or Buyer contests the validity or enforceability of this Agreement, any Collateral Document, or any other document delivered pursuant hereto or thereto.

8. Remedies Upon Event of Default.

(i) If an Event of Default shall have occurred and be continuing, the Secured Party may, subject to the provisions of the Subordination Agreement, exercise (or cause its agents or co-agents, if any, to exercise) any or all of the remedies available to it (or to such agents or co-agents) under the Collateral Documents.

(a) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Secured Party may exercise all the rights of a secured party under the UCC with respect to any Collateral. The Secured Party may be the purchaser of Collateral so sold or otherwise disposed of at any public disposition (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private disposition). The Buyer agrees that it will execute and deliver such documents and take such other action as the Secured Party deems necessary or advisable in order that any such sale or other disposition may be made in compliance with law. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Buyer that may be waived, and the Buyer, to the extent permitted by law, hereby specifically waives all rights of redemption, stay, or appraisal that it has or may have under any law now existing or hereafter adopted. Notice of any such sale or other disposition shall be given to the Buyer as required by Section 13. The Secured Party shall not be obligated to make any such disposition pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the same may be so adjourned.

(b) For the purpose of enforcing any and all rights and remedies under this Agreement, the Secured Party may (i) require the Buyer to, and the Buyer agrees that it will, at its expense and upon the reasonable request of the Secured Party, forthwith assemble all or any part of its Collateral as directed by the Secured Party and make it available at a place designated by the Secured Party which is, in the Secured Party’s opinion, reasonably convenient to the Secured Party and the Buyer, whether at the premises of the Buyer or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any of the Collateral is or may be located, and without charge or liability to the Secured Party seize and remove such Collateral from such premises, (iii) have access to and use the Buyer’s books and records relating to its Collateral, and (iv) prior to the disposition of any Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Buyer, process, repair, or recondition it or otherwise prepare it for disposition in any manner and to the extent the Secured Party deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent, or technical process used by the Buyer. The Secured Party may also render any or all of such Collateral unusable at the Buyer’s premises and may dispose of such Collateral on such premises without liability for rent or costs.

(c) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, then, after giving notice to the Buyer:

(d) the Secured Party may license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Intellectual Property included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Secured Party shall in its sole reasonable discretion determine; provided that such licenses or sublicenses do not conflict with any existing licenses;

(e) the Secured Party may (without assuming any obligation or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Buyer in, to, and under any of its Intellectual Property and take or refrain from taking any action under any thereof, and the Buyer releases the Secured Party from liability for, and agrees to hold the Secured Party free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from the Secured Party’s or such Secured Party’s negligence or willful misconduct; and

(f) upon request by the Secured Party (which shall not be construed as implying any limitation on the rights or powers of the Secured Party), the Buyer will execute and deliver to the Secured Party a power of attorney, in form and substance reasonably satisfactory to the Secured Party, for the implementation of any sale, lease, license, or other disposition of any Intellectual Property owned by it or any action related thereto. In connection with any such disposition, but subject to any confidentiality restrictions imposed on the Buyer in any license or similar agreement, the Buyer will supply to the Secured Party its know-how and expertise relating to the relevant Intellectual Property or the products or services made or rendered in connection with such Intellectual Property, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products or services.

9. Fees and Expenses; Indemnification. The Buyer will forthwith upon demand pay to the Secured Party:

(a) the amount of any and all reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel, that the Secured Party may incur in connection with (x) the administration or enforcement of the Collateral Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank, or value of any Security Interest, and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining, and shipping any Collateral, (y) the collection, sale, or other disposition of any Collateral, or (z) the exercise by the Secured Party of any of its rights or powers under the Collateral Documents; and

(b) the amount required to indemnify the Secured Party for, or hold it harmless and defend it against, any loss, liability, or expense (including the reasonable fees and expenses of its counsel) incurred or suffered by the Secured Party in connection with the Collateral Documents, except to the extent that such loss, liability, or expense arises from the Secured Party’s negligence or willful misconduct or a breach of any duty that the Secured Party has under this Agreement.

Any such amount not paid to the Secured Party on demand will bear interest for each day thereafter until paid at a rate per annum equal to the rate applicable to the Note for such day.

10. Limitation on Duty of Secured Party in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Secured Party will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Party will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of any act or omission of any agent or bailee selected by the Secured Party in good faith or by reason of any act or omission by the Secured Party pursuant to instructions contained herein, except to the extent that such liability arises from the Secured Party’s negligence or willful misconduct.

11. Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Secured Party may, subject to the Subordination Agreement, apply the proceeds of any sale or other disposition of all or any part of the Collateral in the following order of priorities:

first, to pay the expenses of such sale or other realization, including reasonable compensation to counsel for the Secured Party, and all expenses, liabilities, and advances incurred or made by the Secured Party in connection with the Collateral Documents, and any other amounts then due and payable to the Secured Party pursuant to Section 9 hereof and any provision of the Note;

second, to pay the unpaid principal of the Secured Obligations ratably (or provide for the payment thereof), until payment in full of the principal of all Secured Obligations shall have been made (or so provided for);

third, to pay ratably (i) all interest (including Post-Petition Interest) on the Secured Obligations and (ii) all fees payable under the Note, until payment in full of all such interest and fees shall have been made; and

finally, to pay to the Buyer or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it.

12. Termination of Security Interests. When all outstanding Secured Obligations shall have been paid in full, the Security Interests shall terminate and all rights to each item of Collateral shall revert to the Buyer. Upon any termination of Security Interests or release of Collateral in accordance with the foregoing provisions of this Section, the Secured Party will, at the expense of the Buyer, execute and deliver to the Buyer such documents as the Buyer shall reasonably request to evidence the termination of the relevant Security Interests or the release of the relevant Collateral, as the case may be.

13. Notices. Each notice, request, or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt, or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

(i) in the case of the Buyer, to it at:

Cygne Designs, Inc.

11 West 42nd Street

New York, NY 10036

Attention: Bernard Manuel

Fax: (203) 454-5780

With a copy to (which shall not constitute notice):

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, New York 10103

Attention: Paul Jacobs, Esq.

Fax: (212) 318-3400

(ii) in the case of the Secured Party, to it at:

Commerce Clothing Company LLC

5804 E. Slauson Avenue

Commerce, California 90040

Attention: Hubert Guez

Fax: (323) 728-1641

Any party may change its address or facsimile number for purposes of this Section by giving notice of such change to the other Party in the manner specified above.

14. Waivers, Remedies Not Exclusive. No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right or remedy under any Collateral Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right or remedy under Collateral Documents or the Note preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Collateral Documents or Note are cumulative and are not exclusive of any other rights or remedies provided by law.

15. Successors and Assigns. This Agreement is for the benefit of the Secured Party and its successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights of the holder thereof under the Collateral Documents, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Agreement shall be binding on the Buyer and its respective successors and assigns; provided that the Buyer may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

16. Changes in Writing. Any provision of this Agreement may be amended, supplemented, modified, or waived if only if such amendment, supplement, modification, or waiver is in writing and is signed by the Buyer and the Secured Party.

17. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California without regard to California’s choice of law rules, and except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of California are governed by the laws of such jurisdiction. The parties hereto agree than any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Central District of California or any court of the State of California sitting in Los Angeles County, California, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action, or proceeding in such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. Severability. If any provision of any Collateral Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, the other provisions of the Collateral Documents shall remain in full force and effect in such jurisdiction; and the invalidity or unenforceability of any provision thereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CYGNE DESIGNS, INC.
as Buyer

By:	/s/ Bernard Manuel
Name:	Bernard Manuel
Title:	CEO

COMMERCE CLOTHING COMPANY, LLC
as Secured Party

By:	/s/ Hubert Guez
Name:	Hubert Guez
Title:	Manager

EXHIBIT A

to Security Agreement

TRADEMARK SECURITY AGREEMENT

(Trademarks, Trademark Registrations, Trademark

Applications and Trademark Licenses)

WHEREAS, Cygne Designs, Inc., a Delaware corporation (the “Lien Grantor”) owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);

WHEREAS, Lien Grantor and Commerce Clothing Company, LLC, a California limited liability company (“Secured Party”) are parties to that certain Subordinated Secured Promissory Note dated July 31, 2005 (as amended and/or supplemented from time to time, the “Note”) pursuant to which the Lien Grantor issued the Note to the Secured Party;

WHEREAS, pursuant to (i) that certain Security Agreement dated July 31, 2005 (as amended and/or supplemented from time to time, the “Security Agreement”) between Lien Grantor and Secured Party and (ii) certain other collateral documents (including this Trademark Security Agreement), the Lien Grantor has granted and/or is granting to the Secured Party a continuing security interest in certain personal property of the Lien Grantor, including all right, title, and interest of the Lien Grantor in, to, and under the Trademark Collateral, to secure the Lien Grantor’s Secured Obligations (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Secured Party, to secure the Lien Grantor’s Secured Obligations, a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Trademark (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark;

(ii) each Trademark License (as defined in the Security Agreement), except for intercompany Trademark Licenses, to which the Lien Grantor is a party, including, without limitation, each Trademark License identified in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark licensed pursuant thereto; and

(iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future unfair competition with, or violation of Intellectual Property Collateral rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Lien Grantor (including, without limitation, any, Trademark identified in Schedule 1 hereto), and all rights and benefits of the Lien Grantor under any Trademark License (including, without limitation, any Trademark License identified in Schedule 1 hereto), or for injury to the goodwill associated with any of the foregoing;

provided that the following property is excluded from the Security Interest: (i) any general intangibles or other rights arising under any contract, instrument, license, or other document if (but only to the extent that) the grant of a Security Interest therein would constitute a material violation of a valid and enforceable restriction in favor of a third party, unless and until all required consents shall have been obtained. The Lien Grantor shall use all reasonable efforts to obtain any such required consent that is reasonably obtainable.

The Lien Grantor irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor, the Secured Party, or otherwise, from time to time, in the Secured Party’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Trademark Collateral any and all appropriate action which the Lien Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof

Except to the extent expressly permitted in the Security Agreement or the Note, the Lien Grantor agrees not to sell, license, exchange, assign, or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Trademark Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Secured Party pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Notwithstanding anything herein to the contrary, the security interest granted to Secured Party herein shall at all times during which the Factoring Agreement (as defined in the Note) is in effect or during which the Lien Grantor has any outstanding obligations to Milberg (as defined in the Note), whether pursuant to the Factoring Agreement or otherwise, the security interest granted herein shall be subordinate, junior and inferior and postponed in priority, operation and effect to the security interests granted to Milberg pursuant to the Factoring Agreement and related security agreements, all to the extent set forth in the Subordination Agreement (as defined in the Security Agreement).

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IN WITNESS WHEREOF, the Lien Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized on the 31st day of July 2005.

Cygne Designs, Inc.
as Lien Grantor.

By:
Name:	Bernard Manuel
Title:	CEO

Acknowledged:

Commerce Clothing Company LLC,

as Secured Party

By:
Name:	Hubert Guez
Title:	Manager

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Schedule 1 to

Trademark Security Agreement

CYGNE DESIGNS, INC.

UNITED STATES REGISTERED* TRADEMARKS

Marks	Registration No.	Registration Date	Renewal Date

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Schedule 1 to

Trademark Security Agreement

CYGNE DESIGNS, INC.

UNITED STATES USE BASED TRADEMARK APPLICATIONS

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